UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 1, 2006

FIRST OAK BROOK BANCSHARES, INC.
(Exact name of registrant as specified in its charter)

_____________________________

Delaware (State or other jurisdiction of Incorporation)	0-14468 (Commission File Number)	36-3220778 (I.R.S. Employer Identification No.)
1400 Sixteenth Street Oak Brook, Illinois (Address of principal executive offices)		60523 (Zip Code)

Registrant’s telephone number, including area code: (630) 571-1050

Not Applicable
(Former name or former address, if changed since last year)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

As previously disclosed, on May 1, 2006, First Oak Brook Bancshares, Inc. (“First Oak Brook”) entered into an Agreement and Plan of Merger with MB Financial, Inc. (“MB Financial”) and its wholly-owned subsidiary, MBFI Acquisition Corp., whereby MB Financial has agreed to acquire First Oak Brook in a stock and cash transaction valued at approximately $372 million, exclusive of stock options.

As required under the terms of the merger agreement, the Board of Directors of First Oak Brook approved an amendment (the “Amendment”) to the Rights Agreement, dated as of May 4, 1999, between First Oak Brook and Oak Brook Bank, as Rights Agent (the “Rights Agreement”), relating to the common stock of the Company (the “Common Stock”), and pursuant to which certain rights (the “Rights”) were awarded to the holders of Common Stock. The Amendment, which was effective as of May 1, 2006, exempts MB Financial and MBFI Acquisition Corp. from the definition of an “Acquiring Person” (as defined in the Rights Agreement) and the proposed merger and the related transactions from the transactions subject to the Rights and from the definition of a “Triggering Event” (as defined in the Rights Agreement). Accordingly, the entering into the merger agreement and the consummation of the transactions contemplated by the merger agreement by First Oak Brook and MB Financial do not and will not result in the ability of any holder of the Rights to exercise any of the Rights under the Rights Agreement or enable or require the Rights to separate from the shares of Common Stock subject to such Rights, or become exercisable or redeemable.

The preceding description of the Amendment to the Rights Agreement is a summary of the material terms of the agreement and does not purport to be complete, and is qualified in its entirety by reference to the Amendment, which will be filed as an exhibit to First Oak Brook’s quarterly report on Form 10-Q for the quarter ending June 30, 2006.

Item 3.03. Material Modification to Rights of Security Holders.

The information included in Item 1.01 above is incorporated into this Item 3.03 in its entirety.

Item 7.01 Regulation FD Disclosure.

Also in connection with and pursuant to the terms of the merger agreement, the Board of Directors of First Oak Brook approved an amendment to the First Oak Brook Bancshares, Inc. Director Stock Plan (the “Plan”), effective May 1, 2006, that provides that no director’s fees payable after May 1, 2006, will be paid or payable in shares of Common Stock or deferred stock units under the Plan, but will only be paid in cash, subject to any deferral under the Plan.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 5, 2006	FIRST OAK BROOK BANCSHARES, INC. By: /s/ Rosemarie Bouman Rosemarie Bouman Vice President, Chief Operating Officer and Chief Financial Officer